EXHIBIT 3.1.4

                                     BYLAWS
                                       OF
                              RLD ENTERPRISES, INC.

                                    ARTICLE I
                           OFFICES AND CORPORATE SEAL


1.1) REGISTERED OFFICE. The registered office of the corporation shall be located within the State of Minnesota as set forth in the Articles of Incorporation. The Board of Directors shall have authority to change the registered office of the corporation as required by law.

1.2) SEAL.  The corporation shall have no corporate seal.

1.3) OFFICES. The corporation may have other offices, including the principal business office, either within or without the State of Minnesota.

                                   ARTICLE II
                           MEETING OF THE SHAREHOLDERS

2.1) ANNUAL MEETING. An annual meeting of the shareholders of the corporation shall be held at such date, time and place as set by the Board of Directors during each year of the corporation's existence, at which time the shareholders shall elect that number of Directors whose terms have expired, as provided in
Section 3.2 hereof and the Articles of Incorporation and shall transact such other business as shall properly come before them. In case a quorum is not present when the meeting is convened, those present may adjourn to such day as they shall agree upon. Notice of such adjournment shall be mailed to each shareholder entitled to vote, at least five (5) days before the meeting. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any stockholder of the corporation who complies with the notice procedures set forth in this Paragraph 2.1. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

The presiding officer, of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Paragraph 2.1. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Paragraph 2.1, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

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This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

2.2) SPECIAL MEETINGS. Special meetings of the shareholders shall be called at any time by the Chief Executive Officer, the Chairman of the Board of Directors or the Board of Directors.

2.3) QUORUM. A majority of the voting power of the shares entitled to vote at a meeting, present in person or by proxy at such meeting, shall constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, shareholders present may continue to transact business until adjournment even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. If a quorum is not present at any meeting, those shareholders present have the power to adjourn the meeting until the requisite number of voting shares are present.

2.5) VOTING. At all meetings of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by each shareholder. Shareholders have one
(1) vote for each share having voting power standing in their name on the books of the corporation, unless otherwise provided in the Articles of Incorporation, or these Bylaws, or in the terms of the shares. Upon the demand of any shareholder, the vote for directors, or a vote upon any other question, shall be by ballot. All elections and all questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting, except in such cases as shall otherwise be required by statute, the Articles of Incorporation, or these Bylaws.

2.6) NOTICE OF MEETINGS. Unless waived in a writing signed by the shareholders, notice of the time and place of every meeting of the shareholders shall be mailed to each holder of voting shares of record at least ten (10) days and not more than sixty (60) days prior thereto at the shareholder's address as shown by the books of the corporation. Every notice of a special meeting, but not a notice of a regular meeting, shall state the purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the call.

2.7) CLOSING OF BOOKS. The record date for the determination of the shareholders entitled to notice of and to vote at any meeting shall be not less than ten (10) nor more than sixty (60) days preceding the date of any such meeting. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period.

2.8) PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxies must be filed with an officer of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided by the proxy.

2.9) ORDER OF BUSINESS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Paragraph 2.9. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934,

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as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of the stockholder and (ii) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Paragraph 2.9. If the presiding officer determines that a nomination was not made in accordance with the terms of this Paragraph 2.9, he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded.

                                   ARTICLE III
                                    DIRECTORS

3.1) GENERAL POWERS. The business of the corporation shall be managed by or under the direction of the Board of Directors.

3.2) NUMBER, QUALIFICATIONS, AND TERM OF OFFICE. The number of directors which shall constitute the whole Board of Directors shall be not less than three nor more than eleven, and shall be fixed from time to time by resolution of the Board of Directors. Directors must be natural persons but need not be shareholders. As provided in the Articles of Incorporation of the corporation, the directors shall be divided into three (3) classes as nearly equal in number as the then total number of directors constituting the whole Board permits, and each of the directors shall hold office for a three (3) year term or until the director's successor shall have been duly elected and qualified, or until the director shall resign, or shall have been removed. The Directors may elect from their number a Chairman who shall preside at all meetings of the Board of Directors.

3.3) QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining directors constitutes a quorum. The acts of a majority of the directors present at the meeting at which a quorum is present shall be the acts of the Board of Directors, except in such cases where a larger number is required by statute.

3.4) ANNUAL MEETING. As soon as practicable after any annual meeting of shareholders, when and if held, the Board of Directors shall meet to elect the officers of the corporation and to transact other business at the place where the shareholders' meeting is held or such other place designated by the President or Chief Executive Officer.

3.5) REGULAR MEETING. Regular meetings of the Board of Directors shall be held pursuant to resolution of the Board of Directors at the time and place as may be fixed by resolution adopted by a majority of the Board of Directors.

3.6) SPECIAL MEETINGS. Special meetings of the Board of Directors may be held a such time and place as may from time to time be designated in the notice or the waiver of notice of the meeting. Special meetings of the Board of Directors may be called by a director.

3.7) NOTICE OF MEETINGS. Notice of the date, time and place of each meeting of the Board of Directors shall be mailed to each director at least five (5) days prior to the meeting; or if notice is delivered by telephone, telegraph, or in person, at least twenty-four (24) hours prior thereto; provided that no notice of any meeting need be given to any director while the director is in the Armed Forces of the United States. Unless required by law, the notice need not state the purpose of the meeting. No notice is required if the meeting has been announced at a previous meeting.

3.8) COMPENSATION. The Board of Directors may fix the compensation of directors from time to time by resolution. Nothing herein contained shall be construed to preclude any directors from serving the corporation in any other capacity and receiving compensation therefor.

3.9) COMMITTEES. The directors may, by an affirmative vote of a majority of the whole board, establish committees having the authority of the board in the management of the business of the corporation. The

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committees, committees, are subject at all times to the direction and control of the board. Committee members must be natural persons but need not be directors.

3.10) REMOVAL. Any director may be removed from the board by a vote of a majority of the remaining directors present with or without cause.

3.11) VACANCIES. If there is a vacancy among the officers or directors of the corporation, such vacancy shall be filled by the Board of Directors. A vacancy in the Board of Directors shall be filled by the remaining directors of the board though less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at a time of such increase; and each person so elected shall be a director until his or her successor is duly elected by the shareholders.

3.12) TELEPHONE MEETINGS AND PARTICIPATION. A conference among the directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a meeting of the Board of Directors, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting.

Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a meeting of the Board of Directors not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

3.13) ADVANCE CONSENT OR OPPOSITION. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. Such consent or opposition shall not constitute presence at the meeting for quorum purposes. The proposal acted upon at the meeting must be substantially the same or have substantially the same effect as the proposal to which the director has consented or objected for that consent or objection to be considered effective.

3.14) DISSENT FROM ACTION. A director who is present at a meeting of the Board of Directors at which any action is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter, or unless the director votes against the action at the meeting, or is prohibited from voting on the action.

3.15) ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE IV
                                    OFFICERS

4.1) NUMBER. The officers of the corporation shall consist of a Chief Executive Officer, Chief Operating Officer, a Secretary, a Chief Financial Officer, one or more Vice Presidents, and such other officers and agents as may from time to time be chosen. Any of the offices except those of Chief Executive Officer and Vice President may be held by one person.

4.2) ELECTION, TERM OF OFFICE, AND QUALIFICATIONS. The officers shall be elected al the annual meeting of the Board of Directors. Such officers shall hold office until the next annual meeting or until their successors are elected and qualify, provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present.

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4.3) DELEGATION. Unless prohibited by a resolution approved by a majority of the board present, officers may, without the approval of the board, delegate some or all of their duties and powers to other persons. However, such officers remain subject to the standard of conduct for officers with respect to the discharge of such duties and powers so delegated.

4.4) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer is the chief executive officer of the corporation and in this role shall:

(a) When present, preside at all meetings of the shareholders;

(b) When present and if a Director, and if there is not a Chairman of the Board, preside at all meetings of the Board of Directors;

(c) See that all orders and resolutions of the Board of Directors are carried into effect;

(d) Sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Certificate of Incorporation or Bylaws or by the Board of Directors to some other officer or agent of the corporation;

(e) Maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; and

(f) Perform all other duties prescribed from time to time by the Board of Directors.

4.5) THE CHIEF OPERATING OFFICER. The Chief Operating Officer is the chief operating officer for the Corporation and in this role shall:

(a) Have general active management of the day to day business of the Corporation;

(b) When present, and if a director, and in the absence of the Chairman and Chief Executive Officer, preside at all meetings of the Board of Directors;

(c) Sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Certificate of Incorporation or Bylaws or by the Board of Directors to some other officer or agent of the Corporation;

(d) Maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; and

(e) Perform all other duties prescribed from time to time by the Board of Directors.

4.6) THE SECRETARY. The Secretary shall record the minutes of all meetings of the shareholders and Board of Directors. The Secretary shall give proper notice of meetings of shareholders and directors. The Secretary shall keep the seal of the corporation, if any, and shall affix the same to any instrument requiring it and shall attest the seal by his or her signature.

4.7) CHIEF FINANCIAL OFFICER. The Chief Financial Officer is the chief financial officer of the corporation and in this role shall:

(a) Keep accurate financial records for the corporation;

(b) Deposit all money, drafts and checks in the name of and to the credit the corporation in the banks and depositories designated by the Board of Directors;

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(c) Endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor;

(d) Disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors;

(e) Render to the Chief Executive Officer, the Chief Operating Officer and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the corporation; and

(f) Perform all other duties prescribed from time to time by the Board of Directors or by the Chief Executive Officer.

In the event that a Chief Financial Officer is not elected by the Board of Directors or for any reason this office is vacant, the Chief Executive Officer shall serve as the Chief Financial Officer of the corporation until such time as a Chief Financial Officer is duly elected by the Board of Directors.

4.8) VICE PRESIDENT. Each Vice President, if any, shall have such powers and perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors.

4.9) CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors, and shall perform such other duties as may from time to time be assigned by the Board of Directors. In the event that a Chairman of the Board is not elected by the Board of Directors, the Chief Executive Officer, if a Director, shall serve as the Chairman of the Board until such time as a Chairman of the Board is duly elected by the Board of Directors.

4.10) ASSISTANT OFFICERS. In the event of absence or disability of any Vice President, Secretary or Chief Financial Officer, the assistant to such officer, if any, shall succeed to the powers and duties of the absent officer until the principal officer resumes his or her duties or a replacement is elected by the Board of Directors. The assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors or the principal officer under whom they serve, but at all times shall remain subordinate to the principal officers they are designated to.

4.11) TRANSFER OF AUTHORITY. In the case of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director, provided a majority of the full Board of Directors concurs.

                                    ARTICLE V
                SHARES AND THEIR TRANSFER - EXAMINATION OF BOOKS

5.1) CERTIFICATE OF SHARES. Every owner of shares of the corporation shall be entitled to a certificate to be in such form as the Board of Directors prescribe, certifying the number and class of shares owned by the shareholder. The certificate for the respective classes of such stock shares shall be numbered in the order in which they shall be signed in the name of the corporation by either the Chief Executive Officer, or a Vice-President, and by either the Secretary, the Chief Financial Officer or by any other proper officer authorized by the Board of Directors. A record shall be kept of the name of the party owning the shares represented by such certificates, the number, date and class of shares represented by each certificate and in the case of cancellation, the dates of cancellation.

5.2) ISSUANCE OF SHARES. The Board of Directors is authorized and directed to issue stock of the corporation to the full amount authorized by the Certificate of Incorporation, in such amounts and at such time as may be determined by the board, provided, however, that any issue and allocation of stock, including the sale of any reacquired stock, which may be made subsequent to the original issue and allocation of stock of this corporation, shall require the affirmative vote of the holders of a majority of the shares entitled to vote under these Bylaws.

5.3) TRANSFER OF SHARES. Transfer of shares shall be made on the books of the corporation only by the person named in the certificate or by the person's attorney authorized by Power of Attorney executed and filed with the

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corporation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates have been cancelled unless the person satisfies the requirements of Section 5.4. The person in whose name the shares of stock are registered on the books of the corporation shall be deemed the owner of the shares for all purposes; provided that when any transfer of shares shall be made as collateral security, and not absolutely, such fact, if known to the designated officer of the corporation, shall be so expressed in the entry of transfer.

5.4) LOST CERTIFICATE. Any shareholder claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form, amount and with sureties satisfactory to the board, to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued for the same number of shares as the one alleged to have been destroyed or lost.

5.5) INSPECTION OF BOOKS BY SHAREHOLDERS. Shareholders shall be permitted to inspect such books and records of the corporation at all reasonable times, to the extent permitted by the Minnesota Business Corporation Law.

5.6) POWER TO REACQUIRE SHARES. The corporation may reacquire its own shares. Unless otherwise specified, such shares shall constitute authorized but unissued shares of the corporation.

5.7) INDEBTEDNESS OF SHAREHOLDERS. The corporation shall have the first lien upon all dividends declared upon its capital stock for any indebtedness of the respective holders to the corporation.

5.8) TRANSFER AGENT. The Board of Directors may appoint a transfer agent or registrar of transfers and may require all certificates of stock to bear the signature of such transfer agent and of such registrar of transfers.

                                   ARTICLE VI
                                  DISTRIBUTIONS

6.1) The Board of Directors may make distributions only if the corporation will be able to pay its debts in the ordinary course of business after payment of the distribution. The right to make distributions may be prohibited, limited or restricted by an agreement signed by the shareholders.

                                   ARTICLE VII
                                   FISCAL YEAR

7.1) The fiscal year of the corporation shall be determined from time to time by a resolution of the Board of Directors.

                                  ARTICLE VIII
                                WAIVER OF NOTICES

8.1) Whenever any notice is required to be given by these Bylaws or the Articles of this corporation or any of the corporation laws of the State of Minnesota, a waiver in writing, signed by the person or persons entitled to said notice, whether before, at, or after the time stated therein, shall be deemed equivalent to any notice required. Attendance by a director at a meeting is a waiver of notice of that meeting except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate in the meeting. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

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                                   ARTICLE IX
                                   AMENDMENTS

9.1) A majority of the Board of Directors present at any meeting are authorized to make, enact, alter or repeal the Bylaws of the corporation, provided that notice of such proposal shall have been given and subject to the authority of shareholders to make, enact, alter or repeal the Bylaws. The affirmative vote of the holders of 66 2/3 percent of the outstanding voting shares of each class eligible to vote, voting as a class, of the corporation shall be required to alter, amend, repeal, or adopt any bylaw conflicting with, Sections 2.1, 2.9, 3.2, 3.11 or this Section 9.1 of these Bylaws.

ADOPTED: July 29, 1997